Exhibit 4.2

O R D I N A R Y S H A R E S O R D I N A R Y S H A R E S PAR VALUE US $0.01 INCORPORATED UNDER THE LAWS OF IRELAND SHARES THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com Osmotica Pharmaceuticals plc SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP G6S41R 10 1 ISIN IE00BF2HDL56 This Certifies that is the registered holder of FULLY PAID AND NONASSESSABLE ORDINARY SHARES OF COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A. TRANSFER AGENT AND REGISTRAR By: Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. Dated: AUTHORIZED SIGNATURE m ABnote North America 711 ARMSTRONG LANE, COLUMBIA, TN 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: AUGUST 28, 2018 OSMOTICA PHARMACEUTICALS plc WO - 18000412 FACE OPERATOR: DKS REV. 1 COLORS SELECTED FOR PRINTING: INTAGLIO PRINTS IN SC-7 DARK BLUE. UNDERTINT PRINTS IN PMS 7462 BLUE. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF r SECRETARY